The McGraw-Hill Companies
Operating Results by Segment
Periods ended June 30, 2007 and 2006

	(dollars in thousands)
	Revenue

(unaudited)			%Favorable
	2007	2006	(Unfavorable)
Three Months
McGraw-Hill Education	$647,324	$611,646	5.8
Financial Services	820,993	677,313	21.2
Information & Media (a)	249,862	238,584	4.7
Total revenue	$1,718,179	$1,527,543	12.5

	(dollars in thousands)
	Revenue

(unaudited)			%Favorable
	2007	2006	(Unfavorable)
Six Months
McGraw-Hill Education	$979,004	$925,796	5.7
Financial Services	1,549,875	1,277,313	21.3
Information & Media (a)	485,718	465,113	4.4
Total revenue	$3,014,597	$2,668,222	13.0

The McGraw-Hill Companies
Operating Results by Segment
Periods ended June 30, 2007 and 2006

	(dollars in thousands)
	Operating Profit

(unaudited)			%Favorable
	2007	2006	(Unfavorable)
Three Months
McGraw-Hill Education	$80,402	$67,761	18.7
Financial Services	401,368	313,886	27.9
Information & Media	14,740	12,956	13.8
Total operating segments	496,510	394,603	25.8
General corporate expense	(41,085)	(34,200)	(20.1)
Interest expense	(12,099)	(8,555)	(41.4)
Total operating profit	$443,326 *	$351,848 *	26.0

	(dollars in thousands)
	Operating Profit

(unaudited)			%Favorable
	2007	2006	(Unfavorable)
Six Months (b)
McGraw-Hill Education	$(10,278)	$(29,290)	64.9
Financial Services (c)	749,379	565,543	32.5
Information & Media	24,627	14,649	68.1
Total operating segments	763,728	550,902	38.6
General corporate expense	(76,122)	(74,825)	(1.7)
Interest expense	(13,303)	(6,046)	(120.0)
Total operating profit	$674,303 *	$470,031 *	43.5

*	Income from operations before taxes on income.
(a)
2007 revenue and operating profit includes $6.5 million and $5.8 million, respectively, for the three months ended June 30 and $13.0 million and $12.6 million, respectively, for the six months ended June 30 related to the transformation of Sweets to an internet-based sales and marketing solution.

(b)	2006 operating profit includes a one-time charge of $23.8 million pre-tax related to the elimination of the Company's restoration stock option program.
(c)	2007 operating profit includes a $17.3 million pre-tax gain on the sale of the Company's mutual fund data business on March 16, 2007.

Exhibit 2

Contacts for The McGraw-Hill Companies:

Media Relations Contacts: Steven H. Weiss Vice President, Corporate Communications (212) 512-2247 (office) (917) 699-9389 (mobile) weissh@mcgraw-hill.com	Investor Relations Contact: Donald S. Rubin Senior Vice President, Investor Relations (212) 512-4321 (office) (212) 512-3840 (fax) donald_rubin@mcgraw-hill.com

Frank Briamonte Senior Director, Corporate Communications (212) 512-4145 (office) (201) 725-6133 (mobile) frank_briamonte@mcgraw-hill.com